EXHIBIT 99.10 Annual Compliance Certificate of Systems Services & Technologies, Inc.

                                    [LOGO]
                                   SST Inc.

February 27, 2004

To the Parties Listed on the Attached

RE:                        Annual Officer's Certificate
                           Whole Auto Loan Trust 2002-1
                           Whole Auto Loan Trust 2003-1

Pursuant to Section 2.3 of that certain Amended and Restated Data
Administration Agreement among the Servicer, each Depositor, the Indenture Trustee and the Data Administrator dated as of October 7, 2003, (the "Agreement") the undersigned officer of the Data Administrator certifies as follows:

1) a review of the activities of the Data Administrator during the preceding fiscal year and of its performance of its obligations under this Agreement has been made under my supervision; and,

2) to the best of my knowledge, based on such review, the Data Administrator has fulfilled all its obligations under this Agreement throughout such calendar year.

SYSTEMS SERVICES & TECHNOLOGIES, INC.

                    By: /s/ David Chappell
                       ------------------------
                  Name: David Chappell
                 Title: Vice President

Attachment


                    4315 Pickett Road, St. Joseph, MO 64503
               Telephone: 800 789 7576 o Facsimile: 816 671 2104



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Depositor(s):

Bear Stearns Asset Backed Funding Inc.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attn: Brant Brooks
Facsimile: 212 272 0979

Bear Stearns Asset Backed Funding II Inc.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attn: Brant Brooks
Facsimile: 212 272 0979

Servicer:

Bear Stearns Asset Receivables Corp.
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, NY 10179
Attn: Brant Brooks
Facsimile: 212 272 0979

Trustee:

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, NY 10004
Attn: Structured Finance - WALT 2 2002-1 &
                                  2003-1



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